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                                                                    EXHIBIT 10.4

                            ACLARA BIOSCIENCES, INC.


                              AMENDED AND RESTATED
                            INVESTOR RIGHTS AGREEMENT


                                DECEMBER 30, 1999

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.    CERTAIN COVENANTS OF THE COMPANY.....................................  2

      (a)   Financial Statements...........................................  2
      (b)   Operating Plan Other Reporting.................................  3
      (c)   Intellectual Property Rights...................................  3
      (d)   Payment of Taxes, Compliance with Laws, etc....................  3
      (e)   Insurance......................................................  3
      (f)   Maintenance of Properties......................................  4
      (g)   Affiliated Transactions........................................  4
      (h)   Inspection.....................................................  4
      (i)   Material Changes and Litigation................................  4
      (j)   Confidentiality, Invention and Non-Competition
            Agreements.....................................................  4
      (k)   Preemptive Rights..............................................  4
      (l)   Employee Shares................................................  6

2.    REGISTRATION RIGHTS..................................................  6

      (a)   Certain Definitions............................................  6
      (b)   Sale or Transfer of Shares; Legend............................. 10
      (c)   Required Registrations......................................... 10
      (d)   Incidental Registration........................................ 12
      (e)   Registration Procedures........................................ 13
      (f)   Allocation of Expenses......................................... 17
      (g)   Indemnification................................................ 17
      (h)   Indemnification with Respect to Underwritten Offering.......... 19
      (i)   Information by Holder.......................................... 19
      (j)   Rule 144 Requirements.......................................... 19
      (k)   Selection of Underwriter....................................... 20
      (1)   Restrictions on Other Agreements............................... 20
      (m)   Lock-Up Agreement.............................................. 20
      (n)   Restrictions on Sale by the Company and Others................. 20
      (o)   Termination of Rights.......................................... 21

3.    MISCELLANEOUS........................................................ 21

      (a)   Transfer of Rights............................................. 21
      (b)   Successors and Assigns......................................... 21
      (c)   Notices........................................................ 21

4.    AMENDMENTS AND WAIVERS............................................... 22

5.    COUNTERPARTS......................................................... 22

6.    CAPTIONS............................................................. 23

7.    SEVERABILITY......................................................... 23

8.    GOVERNING LAW........................................................ 23

9.    TERMINATION OF PRIOR AGREEMENT; WAIVER OF PREEMPTIVE RIGHTS.......... 23

10.   BOARD ATTENDANCE BY J&J.............................................. 24

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                              AMENDED AND RESTATED
                            INVESTOR RIGHTS AGREEMENT


      This Amended and Restated Investor Rights Agreement (the "Agreement") is made as of December 30, 1999, by and among ACLARA BioSciences, Inc., a Delaware corporation (the "Company"), Phoenix Leasing Incorporated, a California corporation ("Phoenix"), Johnson & Johnson Development Corporation ("J&J"), The Perkin-Elmer Corporation ("Perkin-Elmer") and the Purchasers set forth on Schedule A attached hereto (the "Purchasers"). The Purchasers, Perkin-Elmer and J&J are hereinafter collectively referred to as the "Preferred Stockholders." Capitalized terms used and not defined herein shall have the meaning given in that Series H Redeemable Preferred Stock Purchase Agreement of even date herewith by and among the Company and certain of the Purchasers.

                                    RECITALS

      The Company and certain of the Purchasers have entered into a Series B Redeemable Preferred Stock Purchase Agreement dated May 9, 1995, pursuant to which such Purchasers acquired shares of the Company's Series B Redeemable Preferred Stock ("Series B Stock");

      The Company and Phoenix have entered into a Master Equipment Lease dated November 15, 1995, pursuant to which the Company issued to Phoenix a warrant to purchase shares of the Company's Common Stock;

      The Company and certain of the Purchasers (the "Series C Purchasers") have entered into a Series C Redeemable Preferred Stock Purchase Agreement dated as of November 15, 1996, pursuant to which such Purchasers will acquire shares of the Company's Series C Redeemable Preferred Stock ("Series C Stock");

      The Company and Phoenix have entered into an additional equipment lease line, pursuant to which the Company has issued to Phoenix a warrant to purchase shares of the Company's Common Stock;

      The Company and J&J have entered into a certain Stock Purchase Agreement dated as of April 17, 1997 (the "Series D Purchase Agreement"), pursuant to which J&J acquired shares of the Company's Series D Redeemable Preferred Stock ("Series D Stock");

      The Company and certain of the Purchasers have entered into a Note and Warrant Purchase Agreement dated as of December 15, 1997, pursuant to which the Company has issued to such Purchasers warrants to purchase shares of Series D Stock (the "Series D Warrants");

      The Company, J&J and Perkin-Elmer (the "Series E Purchasers") have entered into a certain Series E Redeemable Preferred Stock Purchase Agreement dated as of March 26, 1998

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(the "Series E Purchase Agreement"), pursuant to which J&J and Perkin-Elmer have purchased shares of the Company's Series E Redeemable Preferred Stock ("Series E Stock");

      The Company and certain of the Purchasers (the "Series F Purchasers") have entered into a certain Series F Redeemable Preferred Stock Purchase Agreement dated as of January 12, 1999 (the "Series F Purchase Agreement"), pursuant to which such Purchasers have purchased shares of the Company's Series F Redeemable Preferred Stock ("Series F Stock");

      The Company and Perkin-Elmer (the "Series G Purchasers") entered into a certain Series G Redeemable Preferred Stock Purchase Agreement dated as of April 29, 1999 pursuant to which Perkin-Elmer purchased shares of the Company's Series G Redeemable Preferred Stock ("Series G Stock");

      The Company and certain of the Purchasers (the "Series H Purchasers") are entering into a certain Series H Redeemable Preferred Stock Purchase Agreement of even date herewith (the "Series H Purchase Agreement"), pursuant to which such Purchasers will purchase shares of the Company's Series H Redeemable Preferred Stock ("Series H Stock").

      Each of the parties hereto desires to set forth in a single document certain covenants of the Company and certain of the pre-emptive rights, registration rights and other rights of the Preferred Stockholders;

      NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

      1. Certain Covenants of the Company. The Company covenants and agrees that, until the earlier of (i) such time as all outstanding shares of Preferred Stock have been redeemed by the Company, or (ii) immediately prior to the closing of a public offering of the Common Stock of the Company which causes a mandatory conversion of the Preferred Stock pursuant to the Company's certificate of incorporation, it will perform and observe the following covenants and provisions:

            (a) Financial Statements.

                  (i) The Company will maintain books of account in accordance with generally accepted accounting principles applied on a consistent basis, keep full and complete financial records and furnish to the Preferred Stockholders the following reports:

                        (A) within 90 days after the end of each fiscal year, a balance sheet of the Company as at the end of such year, together with statements of operations, shareholders' equity and cash flows of the Company for such year, audited and certified by public accountants of recognized national standing reasonably satisfactory to the Preferred Stockholders, prepared in accordance with generally accepted accounting principles and practices consistently applied;

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                        (B) at the request of a Preferred Stockholder and in no
event more than 30 days after such request, an unaudited balance sheet of the Company as at the end of the month immediately preceding the month in which such request is made, together with statements of operations for such period, shareholder's equity and statements of changes of cash flows of the Company for such period and for the current fiscal year to the end of such period, and summaries of bookings and backlogs; provided, however, that no Preferred Stockholder may make such request more than 12 times in any 12-month period; and

                        (C) such other financial information as the Preferred Stockholders may reasonably request, including, without limitation, certificates of the principal financial officer of the Company concerning compliance with the covenants of the Company under this Section 1.

            (b) Operating Plan / Other Reporting. The Company will also prepare and deliver to any holder of at least 250,000 shares (adjusted for stock splits, combinations, recapitalizations and the like) of Series B Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock, Series F-1 Preferred Stock, Series G Stock or Series H Stock (a "Qualifying Holder") (or to the director of the Company designated by such Qualifying Holder, if any):

                  (i) within 30 days after the start of each fiscal year, an annual Operating Plan prepared on a monthly basis, as well as any material adopted revisions to such Operating Plan, within a reasonable period of their adoption; and

                  (ii) management letters, communications with shareholders, press releases and registration statements.

            (c) Intellectual Property Rights. The Company will keep in full force and effect its corporate existence and all patents and other Intellectual Property Rights useful in its business (except such rights as the Board of Directors, in its reasonable business judgment, has determined are not material to the Company's continuing operations).

            (d) Payment of Taxes, Compliance with Laws, etc. The Company will pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income or property before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if not paid when due, might become a lien or charge upon its property or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy, or claim so long as the validity thereof is being contested by the Company in good faith by appropriate proceedings and an adequate reserve therefor has been established on its books. The Company will use its best efforts to comply with all applicable laws and regulations in the conduct of its business including, without limitation, all Environmental Laws.

            (e) Insurance. The Company will keep its insurable properties insured, upon reasonable business terms, by financially sound and reputable insurers against liability, and the

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perils of casualty, fire and extended coverage in amounts of coverage sufficient in the reasonable business judgment of the Company.

            (f) Maintenance of Properties. The Company will maintain all properties used or useful in the conduct of its business in good repair, working order and condition as is reasonably necessary to permit such business to be properly and advantageously conducted.

            (g) Affiliated Transactions. All transactions by and between the Company and any officer, employee or stockholder of the Company or persons controlled by or affiliated with such officer, employee or stockholder, shall be conducted on an arms-length basis, shall be on terms and conditions no less favorable to the Company than could be obtained from unrelated persons and shall be approved by the Board of Directors after full disclosure of the terms thereof, for which purpose the interested party, if a Director, and any affiliate of the interested party who is a Director, shall not be entitled to vote.

            (h) Inspection. The Company shall, upon reasonable prior notice, permit authorized representatives of any Qualifying Holder to visit and inspect any of the properties of the Company including its books of account (and to make copies thereof and take extracts therefrom), and to discuss the affairs, finances and accounts of the Company with its officers, administrative employees and independent accountants, all at the expense of such Qualifying Holder and at such reasonable times, during normal business hours and as often as may be reasonably requested.

            (i) Material Changes and Litigation. The Company promptly (and, in any event, not later than the date of release of such information to the public generally) shall notify the Preferred Stockholders or their transferees of any material adverse change in the business, properties, assets, or condition (financial or otherwise) of the Company and of any litigation or governmental proceeding or investigation pending (or, to the best knowledge of the Company, threatened) against the Company or against any officer, director, key employee, or principal shareholder of the Company, that materially adversely affects (or if adversely determined, could materially adversely affect) its present or proposed business, properties, assets, or condition (financial or otherwise) taken as a whole.

            (j) Confidentiality, Invention and Non-Competition Agreements. The Company shall require all employees and consultants of the Company to enter into the Company's standard form of confidentiality and invention agreement.

            (k)   Preemptive Rights.

                  (i) The Preferred Stockholders shall be entitled to a right of first refusal to purchase, on a pro rata basis, all or any part of New Securities (as defined below) which the Company may, from time to time, propose to sell and issue, subject to the terms and conditions set forth below. The pro rata share of each Preferred Stockholder shall equal a fraction, the numerator of which is the number of shares of Common Stock then held by such Preferred Stockholder or issuable upon exercise of any options, rights or warrants, and upon

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conversion or exercise of the Preferred Stock or any other convertible securities then held by such Preferred Stockholder and the denominator of which is the total number of shares of Common Stock then outstanding plus the number of shares of Common Stock issuable upon exercise of then outstanding options, rights or warrants or upon conversion or exercise of the Preferred Stock or any other then outstanding convertible securities.

                  (ii) "New Securities" shall mean any capital stock of the Company whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever which are, or may become, convertible into capital stock; provided, however, that the term "New Securities" shall not include (1) the issuance of up to 850,000 shares of Series H Stock or shares of Common Stock issuable or issued upon conversion of the Series H Stock; (2) up to 3,342,669 shares of the Company's Common Stock or options therefor (and the shares of Common Stock issuable upon exercise of such options), net of repurchases, issuable pursuant to the Company's 1995 Stock Option Plan, the 1997 Stock Option Plan or another stock plan approved by the Board of Directors of the Company and the Series F Designee (as defined in the Company's Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on December 30, 1999 (the "Restated Certificate")), to the extent such Series F Designee has been appointed by the holders of Series F and Series F-1 Preferred Stock; (3) shares of Common Stock issued upon the exercise of any warrant or option or conversion of any convertible security outstanding prior to the date hereof, as disclosed in the Series H Purchase Agreement; (4) securities offered in a firm commitment underwritten public offering pursuant to an effective registration statement filed with the Securities and Exchange Commission covering the offer and sale of Common Stock for the account of the Company at a public offering price of at least $8.91 per share (with such amount to be appropriately adjusted for stock splits, stock dividends and the like) and having an aggregate offering price to the public resulting in gross proceeds to the Company of not less than $15,000,000; and (5) securities issued as a result of any stock split, stock dividend or reclassification of Common Stock, distributable on a pro rata basis to all holders of Common Stock.

                  (iii) In the event the Company intends to issue New Securities, it shall give each Preferred Stockholder written notice of such intention, describing the type of New Securities to be issued, the price thereof and the general terms upon which the Company proposes to effect such issuance. Each Preferred Stockholder shall have 30 days from the date of any such notice to agree to purchase all or part of its pro rata share of such New Securities for the price and upon the general terms and conditions specified in the Company's notice by giving written notice to the Company stating the quantity of New Securities to be so purchased. Each Preferred Stockholder shall have a right of overallotment such that if any Preferred Stockholder fails to exercise its right hereunder to purchase its total pro rata portion of New Securities, the other Preferred Stockholders may purchase such portion on a pro rata basis or on such other basis as such Preferred Stockholders electing their overallotment option may agree amongst themselves in writing, by giving written notice to the Company within 5 days from the date that the Company provides written notice to the other Preferred Stockholders of the amount of New Securities with respect to which such non-purchasing Preferred Stockholder has failed to exercise its right hereunder.

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                  (iv) In the event the Preferred Stockholders fail to exercise the foregoing right of first refusal with respect to any New Securities within such 30-day period (or the additional 5-day period provided for overallotments), the Company may within 120 days thereafter sell any or all of such New Securities not agreed to be purchased by the Preferred Stockholders at a price and upon general terms no more favorable to the purchasers thereof than specified in the notice given to each Preferred Stockholder pursuant to paragraph (c) above. In the event the Company has not sold such New Securities within such 120-day period, the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Preferred Stockholders in the manner provided above.

                  (v) For purposes of this Section 1(k), "Preferred Stockholders" shall include each of the Preferred Stockholders, its general partners, officers or other affiliates and any person or entity to whom a Preferred Stockholder transfers Preferred Stock or Common Stock, each of which may apportion its pro rata share among itself and such general partners, officers and other affiliates in such proportions as it deems appropriate.

            (l) Employee Shares. Stock issued or options granted by the Company to directors, officers or employees of the Company shall generally be subject to vesting over not less than four years (unless otherwise unanimously approved by the Board of Directors of the Company), and stock issued to such persons shall be subject to repurchase by the Company at the original purchase price per share upon such person's resignation or termination with or without cause, which repurchase rights shall lapse as to such stock ratably over four years (unless otherwise unanimously approved by the Board of Directors of the Company). Such stock or options shall be issued pursuant to the terms of a Restricted Stock Agreement or Stock Option Agreement, as appropriate, each as shall be approved by the directors elected by the holders of the Preferred Stock pursuant to the Restated Certificate. All such persons acquiring shares of capital stock of the Company shall be required to become parties to the Amended and Restated Stockholders' Agreement dated as of the date hereof by and among the Company and the stockholders named therein.

      2. Registration Rights.

            (a) Certain Definitions. As used in this Section 2 and elsewhere in this Agreement, the following terms shall have the following respective meanings:

                  "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar United States statute, and the rules and regulations of the Commission issued under such act, as they each may, from time to time, be in effect.

                  "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for

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a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

                  "Registration Expenses" means the expenses described in
Section 2(f).

                  "Registrable Shares" means the Registrable B Shares, the Registrable C Shares, the Registrable D Shares, the Registrable E Shares, the Registrable F Shares, the Registrable G Shares, the Registrable H Shares and the Registrable Warrant Shares.

                  "Registrable B Shares" means (i) the shares of Common Stock issued or issuable upon conversion of the Series B Stock, and (ii) any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, that any such shares registered and sold under the Securities Act or sold in reliance on Rule 144 under the Securities Act shall no longer be considered Registrable B Shares. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable B Shares, or to a number or percentage of Registrable B Shares held by a Series B Stockholder (as defined below), such reference shall include shares of Common Stock issuable upon conversion of the Series B Stock even though such conversion has not yet been effected.

                  "Registrable C Shares" means (i) the shares of Common Stock issued or issuable upon conversion of the Series C Stock, and (ii) any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, that any such shares registered and sold under the Securities Act or sold in reliance on Rule 144 under the Securities Act shall no longer be considered Registrable C Shares. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable C Shares, or to a number or percentage of Registrable C Shares held by a Series C Stockholder (as defined below), such reference shall include shares of Common Stock issuable upon conversion of the Series C Stock even though such conversion has not yet been effected.

                  "Registrable D Shares" means (i) the shares of Common Stock issued or issuable upon conversion of the Series D Stock (including the Series D Stock issued or issuable upon exercise of the Series D Warrants), and (ii) any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, that any such shares registered and sold under the Securities Act or sold in reliance on Rule 144 under the Securities Act shall no longer be considered Registrable D Shares. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable D Shares, or to a number or percentage of Registrable D Shares held by a Series D Stockholder (as defined below), such reference shall include shares of Common Stock issuable upon conversion of the Series D Stock even though such conversion has not yet been effected.

                  "Registrable E Shares" means (i) the shares of Common Stock issued or issuable upon conversion of the Series E Stock, and (ii) any other shares of Common Stock of

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the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, that any such shares registered and sold under the Securities Act or sold in reliance on Rule 144 under the Securities Act shall no longer be considered Registrable E Shares. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable E Shares, or to a number or percentage of Registrable E Shares held by a Series E Stockholder (as defined below), such reference shall include shares of Common Stock issuable upon conversion of the Series E Stock even though such conversion has not yet been effected.

                  "Registrable F Shares" means (i) the shares of Common Stock issued or issuable upon conversion of the Series F Stock, (ii) the shares of Common Stock issued or issuable upon conversion of the shares, if any, of Series F-1 Preferred Stock issued or issuable upon conversion of the Series F Stock, and (iii) any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, that any such shares registered and sold under the Securities Act or sold in reliance on Rule 144 under the Securities Act shall no longer be considered Registrable F Shares. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable F Shares, or to a number or percentage of Registrable F Shares held by a Series F Stockholder (as defined below), such reference shall include shares of Common Stock issuable upon conversion of the Series F Stock and Series F-1 Preferred Stock even though such conversion has not yet been effected.

                  "Registrable G Shares" means (i) the shares of Common Stock issued or issuable upon conversion of the Series G Stock, and (ii) any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, that any such shares registered and sold under the Securities Act or sold in reliance on Rule 144 under the Securities Act shall no longer be considered Registrable G Shares. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable G Shares, or to a number or percentage of Registrable G Shares held by a Series G Stockholder (as defined below), such reference shall include shares of Common Stock issuable upon conversion of the Series G Stock even though such conversion has not yet been effected.

                  "Registrable H Shares" means (i) shares of Common Stock issued or issuable upon conversion of the Series H Stock, and (ii) any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, that any such shares registered and sold under the Securities Act or sold in reliance on Rule 144 under the Securities Act shall no longer be considered Registrable H Shares. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable H Shares, or to a number or percentage of Registrable H Shares held by a Series H Stockholder (as defined below), such reference shall include shares of Common Stock issuable upon conversion of the Series H Stock even though such conversion has not yet been effected.

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                  "Registrable Warrant Shares" means (i) the shares of Common
Stock issued or issuable upon exercise of the Warrants, (ii) the shares of Common Stock issuable upon conversion of shares of Series D Preferred Stock issued or issuable upon exercise of Warrants to purchase shares of Series D Preferred Stock, and (iii) any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, that any such shares registered and sold under the Securities Act or sold in reliance on Rule 144 under the Securities Act shall no longer be considered Registrable Warrant Shares.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar United States statute, and the rules and regulations of the Commission issued under such act, as they each may, from time to time, be in effect.

                  "Series B Stockholders" means the Series B Purchasers and any persons or entities to whom the rights granted under this Section 2 are transferred by the Purchasers and their respective successors or assigns.

                  "Series C Stockholders" means the Series C Purchasers and any persons or entities to whom the rights granted under this Section 2 are transferred by the Series C Purchasers and their respective successors or assigns.

                  "Series D Stockholders" means (1) J&J and any person or entities to whom the rights with respect to the Registrable D Shares granted under this Section 2 are transferred by J&J and its respective successors or assigns, and (2) the holders of warrants to purchase Series D Stock.

                  "Series E Stockholders" means J&J and Perkin-Elmer and any person or entities to whom the rights with respect to the Registrable E Shares granted under this Section 2 are transferred by J&J or Perkin-Elmer and its respective successors or assigns.

                  "Series F Stockholders" means the Series F Purchasers and any person or entities to whom the rights with respect to the Registrable F Shares (or shares of Series F-1 Preferred Stock issuable or issued upon conversion of the Registrable F Shares) granted under this Section 2 are transferred by a Series F Purchaser and its respective successors or assigns.

                  "Series G Stockholders" means the Series G Purchasers and any person or entities to whom the rights with respect to the Registrable G Shares granted under this Section 2 are transferred by such persons and their respective successors or assigns.

                  "Series H Stockholders" means the Series H Purchasers and any person or entities to whom the rights with respect to Registrable H Shares granted under this Section 2 are transferred by such persons and their respective successors and assigns.

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                  "Stockholders" means the Series B Stockholders, the Series C
Stockholders, the Series D Stockholders, the Series E Stockholders, the Series F Stockholders, the Series G Stockholders, the Series H Stockholders and the Warrantholders.

                  "Warrants" means (i) the Warrants, each dated as of November 15, 1995 and February 15, 1997, issued by the Company to Phoenix Leasing Incorporated, to purchase shares of Common Stock, (ii) the Warrants to purchase shares of Series D Preferred Stock, dated as of December 15, 1997, issued by the Company to certain Warrantholders pursuant to the Note and Warrant Purchase Agreement dated December 15, 1997; (iii) the Warrants to purchase shares of Series D Preferred Stock, dated as of February 6, 1998; and (iv) the Warrants to purchase shares of Common Stock, dated December 6, 1996.

                  "Warrantholder" means the holder or holders of the Warrants.

            (b)   Sale or Transfer of Shares; Legend.

                  (i) The Registrable Shares shall not be sold or transferred unless either (1) they first shall have been registered under the Securities Act, or (2) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act. With respect to a sale or transfer by a Series F Stockholder, the Company will reimburse such holder for the reasonable legal fees and costs incurred by it in obtaining such opinion (subject to a maximum of $1,000 for each such opinion).

                  (ii) Each certificate representing the Registrable Shares shall bear a legend substantially in the following form:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws and may not be transferred or otherwise disposed of unless and until such shares are registered under the Act and such laws or (1) registration under applicable state securities laws is not required and (2) an opinion of counsel satisfactory to the Company is furnished to the Company to the effect that registration under the Act is not required."

      The foregoing legend shall be removed from the certificates representing any Registrable Shares at the request of the holder thereof at such time as they become registered under the Securities Act or eligible for resale pursuant to Rule 144(k) under the Securities Act.

            (c)   Required Registrations.

                  (i) Within 90 days following written notice from either (1) the holder or holders of at least forty percent (40%) of the then outstanding Registrable B Shares, (2) the holder or holders of at least fifty-one percent (51%) of the then outstanding Registrable C Shares, (3) the holder or holders of at least fifty-one percent (51%) of the then outstanding Registrable D

Shares, (4) the holder or holders of at least fifty-one percent (51%) of the then outstanding Registrable E Shares, (5) the holder or holders of at least fifty-one percent (51%) of the then outstanding Registrable F Shares, (6) the holder or holders of at least fifty-one percent (51%) of the then outstanding Registrable G Shares, or (7) the holder or holders of at least fifty-one percent (51%) of the then outstanding Registrable H Shares, the Company shall use its best efforts to effect the registration of such Registrable Shares on Form S-1 or Form S-2 (or any successor forms) or other appropriate Registration Statement designated by such holder or holders; provided, however, that the Company shall not be required to effect any registration pursuant to this Section 2(c)(i) prior to the earlier of: (A) three years from the date of this Agreement, or (B) six months following the closing date of the first Registration Statement covering an underwritten public offering of the Company's Common Stock, and provided further, that, if the Company shall furnish the holders of Registrable Shares requesting any registration pursuant to this subsection subsequent to the initial public offering by the Company with a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this
Section 2(c)(i) shall be deferred for a period not to exceed 120 days from the date of receipt of written request from the holders of Registrable Shares requesting the registration, provided that the Company may not exercise this deferral right more than once. Notwithstanding the foregoing, the Company may exercise its deferral right set forth in the immediately preceding sentence with respect to the Registrable F Shares only if it shall also furnish the holder or holders of the Registrable F Shares requesting registration with a certificate signed by the President of the Company stating the existence of material nonpublic information, the disclosure of which, in the good faith judgment of the Board of Directors, would be contrary to the best interests of the Company and its stockholders.

                  (ii) At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), either (1) a Series B Stockholder or Series B Stockholders, (2) a Series C Stockholder or Series C Stockholders, (3) a Series D Stockholder or Series D Stockholders, (4) a Series E Stockholder or Series E Stockholders, (5) a Series F Stockholder or Series F Stockholders, or (6) a Series G Stockholder or Series G Stockholders, or (7) a Series H Stockholder or Series H Stockholders may each request the Company, in writing, to effect the registration on Form S-3 (or such successor form), of the Registrable B Shares, Registrable C Shares, Registrable D Shares, Registrable E Shares, Registrable F Shares, Registrable G Shares or Registrable H Shares, respectively, of such Stockholder or Stockholders having a market value at the time of such request of at least $200,000. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3, or such successor form, of all Registrable Shares which the Company has been requested to register; provided, that, if the Company shall furnish the holders of Registrable Shares requesting the registration a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 2(c)(ii) shall be deferred for a period not to exceed 120 days from the date of receipt of written request from the holders of Registrable B Shares, Registrable C Shares,

Registrable D Shares, Registrable E Shares, Registrable F Shares, Registrable G Shares or Registrable H Shares, (as applicable) requesting the registration, provided that the Company may not exercise this deferral right more than once with respect to each of the Registrable B Shares, Registrable C Shares, Registrable D Shares, Registrable E Shares, Registrable F Shares, Registrable G Shares or Registrable H Shares. In no event, however, shall the Company be required to register Registrable Shares on Form S-3 (or such successor form) pursuant to this Section 2(c)(ii) more than once in any six-month period.

                  (iii) The Series B Stockholders, the Series C Stockholders, the Series D Stockholders, the Series E Stockholders, the Series F Stockholders, the Series G Stockholders and the Series H Stockholders shall each have the right to require the Company to effect one demand registration on Form S-1 or Form S-2 pursuant to Section 2(c)(i) and an unlimited number of registrations on Form S-3 (or any successor forms) pursuant to Section 2(c)(ii); however, a registration on Form S-1 or Form S-2 will not count for this purpose (1) unless it becomes effective and the Series B Stockholders, the Series C Stockholders, the Series D Stockholders, the Series E Stockholders, the Series F Stockholders, the Series G Stockholders or the Series H Stockholders requesting such registration, as the case may be, are able to sell at least 80% of the Registrable B Shares, the Registrable C Shares, the Registrable D Shares, the Registrable E Shares, the Registrable F Shares, the Registrable G Shares or the Registrable H Shares, as the case may be, sought to be included in such registration, or (2) if the Company elects to sell stock of the Company pursuant to a Registration Statement at the same time. The Company shall not, however, register any additional shares of stock of the Company at the same time as a required registration under this Section 2(c) without the prior written consent of the holders of a majority of the Registrable Shares to be included in the required registration.

            (d)   Incidental Registration.

                  (i) Whenever the Company proposes to file a Registration Statement, prior to such filing it shall give written notice to all Stockholders of its intention to do so, and upon the written request of a Stockholder or Stockholders given within 30 days after the Company provides such notice, the Company shall cause all Registrable Shares which the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder(s).

                  (ii) In connection with any offering under this Section 2(d) involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the managing underwriter, jeopardize the success of the offering by the Company. If in the opinion of the managing underwriter the registration of all, or part of, the Registrable Shares which the holders have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without causing such adverse effect; provided, however, that, with respect to any underwritten public offering other than the Company's initial public offering, in no event shall less than 35% of the total number of Registrable Shares requested to be registered be included in the underwriting. In the event of such a reduction in the number of shares to be included in the underwriting, all holders of Registrable Shares who have requested registration shall participate in the underwriting pro rata based upon their total ownership of Registrable Shares (or in any other proportion as agreed upon by such holders) and if any such holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among such other requesting holders pro rata based on their ownership of Registrable Shares. No other securities requested to be included in a registration for the account of anyone other than the Company or the Stockholders shall be included in a registration unless all Registrable Shares requested to be included in such registration are so included.

            (e) Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

                  (i) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

                  (ii) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than 120 days from the effective date;

                  (iii) as expeditiously as possible furnish to each selling Stockholder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Stockholder; and

                  (iv) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or blue sky laws of such states as the selling Stockholder shall reasonably request, and do any and all other acts and things that may be reasonably necessary or desirable to enable the selling Stockholder to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares owned by the selling Stockholder; provided, however, that the Company shall not be required in connection with this paragraph (e) to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

                  (v) The Company will, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each selling Stockholder, counsel representing such selling Stockholders, and each Underwriter, if any, of the Registrable Shares covered by such registration statement copies of such registration statement as proposed to be filed, together with exhibits thereto, which documents (solely with respect to the information required pursuant to Item 507 of Regulation S-K under the Securities Act) will be subject to review and comment by the foregoing within five days after delivery thereof, and thereafter furnish to such selling Stockholder, counsel and Underwriter, if any, for their review and comment such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents or information as such selling Stockholder, counsel or Underwriter may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such selling Stockholder.

                  (vi) After the filing of the registration statement, the Company will promptly notify each selling Stockholder of Registrable Shares covered by such registration statement, and (if requested by any such selling Stockholder) confirm such notice in writing, (1) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (2) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information relating to the selling Stockholders, (3) of the issuance by the Commission or any other Federal or state governmental authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (4) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Shares the representations and warranties of the Company contained in any agreement contemplated by subsection (viii) below (including any underwriting agreement) cease to be true and correct in all material respects,
(5) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (6) of the occurrence of any event which makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in a registration statement, prospectus or documents incorporated therein by reference so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided, however, that the foregoing may be satisfied by the Company through the filing with the Securities and Exchange Commission of an amendment to such registration statement, an amended prospectus, a prospectus supplement or a report on Form 10-K, Form 10-Q or Form 8-K which discloses such event), and (7) of the Company's reasonable determination that a post-effective amendment to a registration statement would be necessary.

                  (vii) The Company will take all reasonable actions required to lift any suspension of the qualification (or exemption from qualification) of any Registrable Shares for sale in any jurisdiction, and to prevent the entry or obtain the withdrawal of any order suspending the effectiveness of a registration statement.

                  (viii) The Company and each selling Stockholder will enter into customary agreements (including, if applicable, an underwriting agreement in customary form and which is reasonably satisfactory to the Company) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Shares (the selling Stockholders may, at their option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of such Underwriters also be made to and for the benefit of such selling Stockholders).

                  (ix) The Company will make available to each selling Stockholder (and will deliver to their counsel) and each Underwriter, if any, subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the Commission and the Company, its counsel or auditors and will also make available for inspection by any selling Stockholder, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such selling Stockholder or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement; provided, however, that each such Inspector shall enter into a written nondisclosure agreement with the Company in form and substance reasonably satisfactory to the Company. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (1) the disclosure of such Records is reasonably necessary to avoid or correct a misstatement or omission in such registration statement or (2) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided that prior to any disclosure or release pursuant to clause (2), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and, provided further, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records which counsel has advised the Inspectors that the Inspectors are compelled to disclose. Each selling Stockholder agrees that information obtained by it solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the selling Stockholder after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public. Each selling Stockholder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the

Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

                  (x) The Company will furnish to each selling Stockholder and to each Underwriter, if any, a signed counterpart, addressed to such selling Stockholder or Underwriter, of (1) an opinion or opinions of counsel to the Company, and (2) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Selling Stockholders or the Underwriters reasonably request.

                  (xi) The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earning statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                  (xii) The Company will use its best efforts (1) to cause any class of Registrable Shares to be listed on a national securities exchange (if such shares are not already so listed) and on each additional national securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Shares is then permitted under the rules of such exchange or (2) to secure designation of all such Registrable Shares covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Commission or, failing that, to secure NASDAQ authorization for such Registrable Shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Shares with the National Association of Securities Dealers, Inc. (the "NASD").

                  (xiii) The Company will appoint a transfer agent and registrar for all such Registrable Shares covered by such registration statement not later than the effective date of such registration statement.

                  (xiv) Prior to the effective date of the first demand registration or the first incidental registration, whichever shall occur first, the Company shall (1) provide the transfer agent with printed certificates for the Registrable Shares in a form eligible for deposit with The Depository Trust Company, and (2) provide a CUSIP number for the Registrable Shares.

                  (xv) In connection with an underwritten offering, the Company will participate, to the extent reasonably requested by the managing Underwriter for the offering or the selling Stockholders, in customary efforts to sell the securities under the offering, including, without limitation, participating in "road shows."

      If the Company has delivered preliminary or final prospectuses to the selling Stockholder and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Stockholder and, if requested, the selling Stockholder shall immediately cease making offers of Registrable Shares and shall return all prospectuses to the Company. The Company shall promptly provide the selling Stockholder with revised prospectuses and, following receipt of the revised prospectuses, the selling Stockholder shall be free to resume making offers of the Registrable Shares.

            (f) Allocation of Expenses. The Company shall pay the Registration Expenses for (i) the first demand registration on Form S-1 or Form S-2 (or any successor forms) requested by each of the Series B Stockholders, the Series C Stockholders, the Series D Stockholders, the Series E Stockholders, the Series F Stockholders, the Series G Stockholders and the Series H Stockholders, (ii) the first two demand registrations on Form S-3 requested by each of the Series B Stockholders, the Series C Stockholders, the Series D Stockholders, the Series E Stockholders, the Series F Stockholders, the Series G Stockholders and the Series H Stockholders, and (iii) with respect to the Series F Stockholders, the first two Incidental Registrations by Series F Stockholders pursuant to Section 2(d). If a registration on a Registration Statement other than Form S-3 (or any successor form) requested by the Stockholders pursuant to paragraph (i) of
Section 2(c) is withdrawn at the request of the Stockholders requesting it (other than as a result of information concerning the business or financial condition of the Company that is made known to the Stockholders after the date on which such registration was requested) and if the requesting Stockholders holding a majority of the Registrable Shares requested to be included in such registration elect not to have such registration counted as a registration requested under paragraph (i) of Section 2(c), the requesting Stockholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Section 2, including, without limitation, all registration and filing fees, exchange listing fees, printing; expenses, fees and disbursements of counsel for the Company and one counsel for the selling Stockholders, out-of-pocket expenses of the Company and the underwriters, state blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discount and selling commissions and fees of more than one counsel for the selling Stockholders. Such underwriting discounts and selling commissions shall be borne pro rata by the selling Stockholders in accordance with the number of their Registrable Shares included in such registration.

            (g) Indemnification. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, then to the extent permitted by law the Company shall indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading; and the Company shall reimburse such seller, underwriter and each such controlling person for reasonable legal or any other expenses incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

      In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, then to the extent permitted by law, each seller of Registrable Shares, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, if the statement or omission was made solely in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; and such seller shall reimburse the Company for reasonable legal or other expenses incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the obligations of any seller of Registrable Shares hereunder shall not exceed an amount equal to the net proceeds to such seller of the Registrable Shares sold pursuant to the Registration Statement.

      An underwriter shall not be entitled to indemnification pursuant to this subsection in the event that it fails to deliver to any selling Stockholder any preliminary or final or revised prospectus, as required by the rules and regulations of the Commission. Finally, no indemnification shall be provided pursuant to this subsection in the event that any error in a preliminary prospectus of the Company is subsequently corrected in the final prospectus of the Company for a particular offering, and such final prospectus is delivered to all purchasers in the offering prior to the date of purchase of the securities.

      Each party entitled to indemnification under this Section 2(g) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

            (h) Indemnification with Respect to Underwritten Offering. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

            (i) Information by Holder. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

            (j) Rule 144 Requirements. With a view to making available to the Stockholders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Stockholder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

                  (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act (at any time after it has become subject to the reporting requirements of the Exchange Act);

                  (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                  (iii) furnish to any holder of Registrable Shares upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the closing of the first sale of securities by the Company pursuant to a Registration Statement), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

            (k) Selection of Underwriter. In the case of any registration effected pursuant to Section 2(c), the requesting Stockholders shall have the right to designate the managing underwriter, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed.

            (1) Restrictions on Other Agreements. The Company will not enter into any agreement with any party which by its terms grants any right relating to the registration of the Company's Common Stock without the consent of the holders of (i) a majority of the Registrable Shares (other than the Registrable F Shares) then outstanding and (ii) a majority of the Registrable F Shares then outstanding.

            (m) Lock-Up Agreement. In connection with any public offering of the Company's securities in connection with an effective registration statement under the Securities Act, each holder of Registrable Shares agrees, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters (other than those Registrable Shares to be sold in such registration). Each holder of Registrable Shares further agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this subsection. Notwithstanding the foregoing, no holder of Registrable Shares shall be obligated pursuant to this subsection unless all directors, officers and holders of 1% or more of the Company's outstanding securities also agree to be bound by such agreement described in this subsection.

            (n) Restrictions on Sale by the Company and Others. The Company agrees and it shall use best efforts to cause its affiliates to agree (i) not to effect any public sale or distribution of any securities similar to those being registered in accordance with Section 2 hereof, or any securities convertible into or exchangeable or exercisable for such securities (other than, with respect to the Company only, pursuant to a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation), during the 14 days prior to, and during the 180-day period beginning on, the effective date of any registration statement (except as part of such registration statement), in the case of an underwritten offering, if, and solely to the extent, reasonably requested by the managing Underwriter or Underwriters, and (ii) to use its best efforts to ensure that any agreement entered into after the date hereof pursuant to which the Company issues or agrees to issue any privately placed securities (other than to officers, directors, consultants or employees) shall contain a provision under which holders of such securities agree not to effect any sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 under the Securities Act (except as part of any such registration, if permitted); provided, however, that the provisions of this paragraph (n) shall not prevent (x) the conversion or exchange of any securities pursuant to their terms into or for other securities or (y) the issuance of any securities to employees of the Company or pursuant to any employee plan.

            (o) Termination of Rights. The rights of the holders of the Registrable Shares pursuant to this Section 2 shall terminate at such time as all Registrable Shares have been registered under the Securities Act or sold in reliance on Rule 144 under the Securities Act.

      3. Miscellaneous.

            (a)   Transfer of Rights.

                  (i) The rights granted hereunder may be transferred or succeeded to only by (1) any other Preferred Stockholder or any general or limited partner, officer or other affiliate (within the meaning of Rule 144 under the Securities Act) of any Preferred Stockholder or Warrantholder, or (2) any other person or entity that holds (including any shares hereafter acquired) at least 5 % of the transferors' Registrable Shares and who is not a competitor of the Company or a partner, officer, director, employee or owner of more than 1% of the outstanding securities of any direct or indirect competitor of the Company; provided, however, that the Company is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned.

                  (ii) A transferee to whom rights are transferred pursuant to this Section 3(a) may not again transfer such rights to any other person or entity, other than as provided in subsection 3(a)(i) above.

            (b) Successors and Assigns. The provisions of this Agreement shall bind and inure to the benefit of the respective successors, assigns, heirs, executors, and administrators of the parties hereto.

            (c) Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid or by facsimile if actually received:

                  (i)   If to the Company:

                        ACLARA BioSciences, Inc.
                        1288 Pear Avenue
                        Mountain View, CA  94043-1432
                        Attention: President
                        Fax No.: (650) 210-1210

(or at such other address as may have been furnished in writing by the Company, as the case may be, to the Purchasers)

                        with a copy to:

                        Latham & Watkins
                        135 Commonwealth Drive
                        Menlo Park, CA  94025
                        Attn: Mike Hall, Esq.
                        Fax No.: (650) 463-2600

                  (ii) If to the Preferred Stockholders, to their respective addresses set forth on the signature page to this Agreement (or at such other address as may have been furnished to the Company in writing by the Preferred Stockholders).

      Notices provided in accordance with this Section 3(c) shall be deemed delivered upon personal delivery or 72 hours after deposit in the mail in accordance with the above.

      4. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) in a manner which affects the Registrable B Shares, the Registrable C Shares, the Registrable D Shares, the Registrable E Shares, the Registrable F Shares, the Registrable G Shares and the Registrable H Shares, with the written consent of the Company and the holders of at least fifty-one percent (51%) of the affected series of Registrable Shares then outstanding, or such percentage of each class, voting separately, in the case of amendments or waivers which affect all Registrable Shares. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

      5. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      6. Captions. The captions of the sections, subsections and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

      7. Severability. Each provision of this Agreement shall be interpreted in such manner as to validate and give effect thereto to the fullest lawful extent, but if any provision of this Agreement is determined by a court of competent
 .jurisdiction to be invalid or unenforceable under applicable law, such provision shall not be ineffective only to the extent so determined and such invalidity or unenforceability shall not affect the remainder of such provision or the remaining provisions of this Agreement.

      8. Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of California.

      9. Termination of Prior Agreement; Waiver of Preemptive Rights. The parties hereto expressly agree that this Amended and Restated Investor Rights Agreement shall supersede the Amended and Restated Investor Rights Agreement dated April 29, 1999, as amended, by and among the Company and the other parties thereto (the "Prior Agreement"). Effective upon execution of this Agreement by the Company and the holders of at least 51% of each of the Registrable B Shares, the Registrable C Shares, Registrable D Shares, the Registrable E Shares, the Registrable F Shares and the Registrable G Shares, the Prior Agreement shall be terminated and restated in its entirety as set forth in this Agreement. In addition, each of the undersigned Preferred Stockholders who are entitled to preemptive rights pursuant to Section 1(l) of the Prior Agreement hereby waives such rights, on behalf of itself and the other holders of such rights, with respect to the sale and issuance of the Series H Stock to the Series H Purchasers.

      10. Board Attendance by J&J. Each party hereto agrees that, for so long as J&J (or an affiliate of J&J) continues to hold at least 50% of the total number of shares of Series D, Series E and Series F Stock (or Series F-1 Preferred Stock issuable or issued upon conversion of Series F Stock) originally purchased by J&J pursuant to the Series D Purchase Agreement, Series E Purchase Agreement and the Series F Purchase Agreement, J&J shall be entitled to appoint a representative (the "J&J Representative") to attend all meetings of the Board of Directors of the Company, and the Company shall provide J&J with copies of all notices of such meetings and all other written materials provided to the Directors of the Company at the same time as such notices and written materials are provided to the Directors of the Company. J&J acknowledges and agrees that the Company's management shall have the right to exclude the J&J Representative from all or portions of meetings of the Board of Directors or omit to provide the J&J Representative with certain information if the Company's management believes it is necessary in order to preserve the attorney-client privilege or fulfill the Company's obligations with respect to confidential or proprietary information of third parties, or if such meeting or information involves matters concerning the Company's relationship or prospective relationship with J&J or its affiliates or competitors of J&J or its affiliates or other situations where a director would customarily not participate in the meeting or be provided such information. In addition, J&J acknowledges and agrees that J&J and the J&J Representative will maintain the confidentiality of all information obtained through the J&J Representative's position as a director of the Company, except to the extent (a) such information is already in J&J's possession, (b) it becomes public knowledge other than as a result of J&J's actions or inactions,
(c) J&J rightfully obtains it subsequently from a third party, (d) J&J develops it independently and without use of the information provided by the Company, or
(e) it is approved in writing for release by the Company.

      The parties have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

                                       COMPANY:

                                       ACLARA BIOSCIENCES, INC.

                                       By:
                                          --------------------------------------
                                          Joseph M. Limber, President

                                       Address: 1288 Pear Avenue
                                                Mountain View, CA  94043-1432
                                       Tel:     (650) 210-1200
                                       Fax:     (650) 210-1210